Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2025 Third Quarter Results

Company Raises Lower End Fiscal 2025 Guidance Ranges for Revenue and New Student Starts, Expresses Increased Confidence in Long Term Plan

PHOENIX, ARIZ. - August 6, 2025 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2025 third quarter ended June 30, 2025. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Revenue of $204.3 million representing 15.1% growth versus the comparable period.
•Average full-time active students grew 12.7% versus the comparable period, while total new student starts grew 2.8%.
•Net income of $10.7 million, an increase of 113.9% over the comparable period.
•Adjusted EBITDA(1) of $25.3 million, an increase of 37.3% over the comparable period.
•Raising the low end of fiscal full year guidance ranges for revenue and new student starts.
“We delivered another strong quarter, driven by consistent execution and the strength of our model,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “Fueled by increasing demand for skilled-collar jobs and strategic investments to expand the consolidated UTI brand, our results continued to meet or exceed expectations. Revenue grew over 15% year-over-year, surpassing our expectation, with adjusted EBITDA increasing more than 37% and average full-time active students growing nearly 13%. As a result of our strong third quarter performance and on the backdrop of a regulatory environment that is increasingly favorable to our mission, we are raising the low end our guidance ranges for fiscal 2025 across revenue and new student starts.”
North Star Strategy Phase II Update
Following discussions with the Department of Education, the Company satisfied the agency’s requirements under the Company’s Provisional Program Participation Agreement for the lifting of the core growth restrictions on the Company’s Concorde Career Colleges division. This significant milestone enables the Company to accelerate Concorde’s program and campus growth starting next fiscal year.
“With the core growth restrictions now lifted on Concorde, we are entering a pivotal stage of our North Star strategy and are positioned to accelerate Concorde’s program and campus expansions one year ahead of plan,” added Grant. “As we enter the final stretch of fiscal 2025, with a diverse portfolio of new programs and campuses, a leadership team focused on scaling for the future, and a supportive macro environment, we believe we are only beginning to unlock the full potential of what this company can achieve. We are increasingly confident in our ability to capitalize on this momentum to achieve or even exceed our goals over the next few years.”
Financial Results for the Three-Month Period Ended June 30, 2025 Compared to 2024

•Revenues increased 15.1% to $204.3 million compared to $177.5 million primarily due to the growth in average full-time active students at both UTI and Concorde.
•Operating expenses increased by 11.8% to $190.1 million, compared to $170.0 million primarily due to the growth in average full-time active students at both UTI and Concorde and costs associated with new campus launches and program expansions currently underway or completed over the last year.
•Operating income increased to $14.2 million compared to $7.4 million.
•Net income increased to $10.7 million compared to $5.0 million.
•Basic and diluted earnings per share (“EPS”) were $0.20 and $0.19, respectively, compared to $0.09.
•Adjusted EBITDA(1) increased 37.3% to $25.3 million compared to $18.4 million.
•Average full-time active students increased 12.7%, with total new student starts of 5,721 compared to 5,567.

UTI
•Revenues of $131.5 million, an increase of 12.2% from the comparable period revenues of $117.1 million due primarily to growth in average full-time active students.
•Operating expenses were $111.6 million compared to $103.0 million. The increase was primarily due to growth in average full-time active students and additional expenses incurred related to new campus and program launches currently underway or completed over the last year.
•Adjusted EBITDA(1) was $26.5 million compared to $20.7 million.
•Average full-time active students increased 8.9% with new student starts of 2,829.

Concorde
•Revenues of $72.8 million, an increase of 20.7% over the comparable period revenues of $60.3 million due primarily to growth in average full-time active students.
•Operating expenses were $66.9 million compared to $56.6 million. The increase was primarily due to growth in average full-time active students and additional expenses incurred related to new program launches.
•Adjusted EBITDA(1) was $8.1 million compared to $5.9 million.
•Average full-time active students increased 18.8% with new student starts of 2,892.
“Our third quarter performance reflects disciplined execution across the organization,” said Bruce Schuman, CFO of Universal Technical Institute, Inc. “We saw continued strength in enrollment growth, particularly at Concorde, where marketing and admissions investments are translating into stronger lead conversions and new student starts. The UTI division also delivered a robust year-over-year increase in average full-time active students reflective of ongoing demand for skilled-collar jobs.
“Given our strong operational and financial performance in the quarter and visibility into the remainder of the year, we are raising the lower end of our fiscal 2025 for revenue and new student start ranges. We now expect to generate between $830 and $835 million in revenue, and between 29,500 and 30,000 new student starts. We are reaffirming our adjusted EBITDA and free cash flow outlook, and we continue to expect a strong Q4 as student intake accelerates. We remain focused on scaling efficiently, executing our campus and program expansion plans, and delivering sustainable growth across both divisions as we accelerate phase II of our North Star strategy.”
Financial Results for the Nine-Month Period Ended June 30, 2025 Compared to 2024
•Revenues increased 14.3% to $613.2 million compared to $536.3 million primarily due to the growth in both UTI and Concorde average full-time active students.
•Operating expenses increased by 10.2% to $554.7 million compared to $503.5 million primarily due to the growth in both UTI and Concorde average full-time active students and costs associated with new campus launches and program expansions currently underway or completed over the last year.
•Operating income increased 77.9% to $58.5 million compared to $32.9 million.
•Net income increased 91.1% to $44.3 million compared to $23.2 million.
•Basic and diluted EPS were $0.82 and $0.80, respectively, compared to $0.40 and $0.39, respectively.
•Adjusted EBITDA(1) increased 36.8% to $89.7 million compared to $65.5 million.
•Net cash provided by operating activities increased by 119.1% to $40.2 million.
•Adjusted free cash flow increased 37.6% to $15.0 million.
•New student starts increased 14.9% to 17,684, while average full-time active students increased 11.3%.
UTI
•Revenues of $397.2 million, an increase of $41.3 million, or 11.6%, from the prior year revenues of $355.8 million due to the growth in average full-time active students.
•Operating expenses were $330.4 million compared to $308.5 million. The increase was primarily due to the growth in average full-time active students and expenses incurred during the current year for new campus and program launches currently underway and completed over the past year.

•Adjusted EBITDA(1) was $86.3 million compared to $66.7 million.
•New student starts increased by 13.7%, while average full-time active students increased by 7.9%.
Concorde
•Revenues of $216.0 million, an increase of $35.5 million, or 19.7%, from the prior year revenues of $180.5 million due to growth in average full-time active students.
•Operating expenses were $190.0 million compared to $166.4 million. The increase was due to additional expenses related to higher average students and program launches.
•Adjusted EBITDA(1) was $32.0 million compared to $20.0 million.
•Average full-time active students increased by 16.9%, while new student starts increased by 16.2%.
(1)    See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
Balance Sheet and Liquidity
At June 30, 2025, the Company’s total available liquidity was $236.9 million consisting of $70.7 million of cash and cash equivalents, $47.2 million of short-term investments, and $119.0 million available from its revolving credit facility. Capital expenditures (“capex”) for the year-to date period were $25.5 million. The primary driver of capex for the quarter was the program expansions at both UTI and Concorde.
Updated Fiscal 2025 Financial Outlook

	Previous	Updated
	FY 2025	FY 2025
($ in millions, except EPS)	Guidance	Guidance
New student starts	29,000 - 30,000	29,500 - 30,000
Revenue	$825 - 835	$830 - 835
Net Income	$56 - 60	$56 - 60
Diluted EPS	$1.00 - 1.08	$1.00 - 1.08
Adjusted EBITDA(1)	$124 - 128	$124 - 128
Adjusted free cash flow(1)(2)	$62 - 68	$62 - 68
(1)    See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)    For FY 2025, assumes approximately $55M of total capex, including investments for new campus launches and program expansions, and maintenance capex.
For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.
Conference Call
Management will hold a conference call to discuss the financial results for the fiscal 2025 third quarter ended June 30, 2025, on Wednesday, August 6, 2025, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through August 20, 2025, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 1904577.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA: The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.

Adjusted Free Cash Flow: The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:

•Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance.
•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•Restructuring costs: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. Both facilities will remain in use post-consolidation.

To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2025 guidance for new student start growth, revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in double digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; shifts in higher education laws, regulation and policy at the federal and state levels; our failure to maintain eligibility for or our ability to process federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; regulatory investigations of, or actions commenced against, us or other companies in our industry; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the credit agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure
Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 15 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states and online, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on X (formerly Twitter) @news_UTI or @ConcordeCareer.

Company Contact:
Matt Kempton
VP Corporate Finance & Investor Relations
Universal Technical Institute, Inc.
(623)445-9392
mkempton@uti.edu

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Revenues	$204,298	$177,458	$613,174	$536,329
Operating expenses:
Educational services and facilities	105,604	95,277	308,233	285,174
Selling, general and administrative	84,542	74,735	246,458	218,286
Total operating expenses	190,146	170,012	554,691	503,460
Income from operations	14,152	7,446	58,483	32,869
Other income (expense):
Interest income	1,445	1,440	4,833	4,842
Interest expense	(1,394)	(2,149)	(4,724)	(7,204)
Other income (expense), net	149	20	123	353
Total other income (expense), net	200	(689)	232	(2,009)
Income before income taxes	14,352	6,757	58,715	30,860
Income tax expense	(3,689)	(1,772)	(14,453)	(7,699)
Net income	$10,663	$4,985	$44,262	$23,161
Preferred stock dividends	—	—	—	(1,097)
Income available for distribution	$10,663	$4,985	$44,262	$22,064
Income allocated to participating securities	—	—	—	(2,855)
Net income available to common shareholders	$10,663	$4,985	$44,262	$19,209

Earnings per share:
Net income per share - basic	$0.20	$0.09	$0.82	$0.40
Net income per share - diluted	$0.19	$0.09	$0.80	$0.39

Weighted average number of shares outstanding(1):
Basic	54,412	53,805	54,260	47,956
Diluted	55,635	54,951	55,502	49,041

(1)     On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into 19,296,843 shares of Common Stock. As of June 30, 2025 there were 54,423,611 shares of Common Stock outstanding.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	June 30, 2025	September 30, 2024
Assets
Cash and cash equivalents	$70,672	$161,900
Restricted cash	2,727	5,572
Held-to-maturity investments	47,162	—
Receivables, net	37,206	31,096
Notes receivable, current portion	6,504	6,200
Prepaid expenses	13,947	11,945
Other current assets	6,962	5,238
Total current assets	185,180	221,951
Property and equipment, net	267,717	264,797
Goodwill	28,459	28,459
Intangible assets, net	17,567	18,229
Notes receivable, less current portion	40,014	36,267
Right-of-use assets for operating leases	175,382	158,778
Deferred tax assets, net	2,953	3,563
Other assets	23,487	12,531
Total assets	$740,759	$744,575
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$91,278	$83,866
Deferred revenue	67,043	92,538
Operating lease liabilities, current portion	18,733	22,210
Long-term debt, current portion	2,822	2,697
Other current liabilities	5,149	3,652
Total current liabilities	185,025	204,963
Deferred tax liabilities, net	4,696	4,696
Operating lease liabilities	168,508	146,831
Long-term debt	70,942	123,007
Other liabilities	4,801	4,847
Total liabilities	433,972	484,344
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 54,506 and 53,899 shares issued, 54,424 and 53,817 shares outstanding as of June 30, 2025 and September 30, 2024, respectively.	5	5
Paid-in capital - common	223,362	220,976
Treasury stock, at cost, 82 shares as of June 30, 2025 and September 30, 2024.	(365)	(365)
Retained earnings	82,771	38,509
Accumulated other comprehensive income	1,014	1,106
Total shareholders’ equity	306,787	260,231
Total liabilities and shareholders’ equity	$740,759	$744,575

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$44,262	$23,161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,452	21,562
Amortization of right-of-use assets for operating leases	17,492	16,468
Provision for credit losses	15,063	5,066
Stock-based compensation	6,402	5,698
Deferred income taxes	579	(2,336)
Training equipment credits earned, net	(108)	1,309
Unrealized loss on interest rate swaps, net of taxes	(92)	(539)
Other losses, net	1,179	137
Changes in assets and liabilities:
Receivables	(21,895)	(9,867)
Prepaid expenses and other current assets	(4,499)	(7,316)
Other assets	(5,383)	(2,380)
Notes receivable	(4,051)	(4,695)
Accounts payable, accrued expenses and other current liabilities	6,455	9,033
Deferred revenue	(25,495)	(19,761)
Income tax payable/receivable	3,598	(342)
Operating lease liabilities	(16,758)	(15,946)
Other liabilities	(975)	(891)
Net cash provided by operating activities	40,226	18,361
Cash flows from investing activities:
Purchase of property and equipment	(25,499)	(16,769)
Purchase of held-to-maturity securities	(54,648)	—
Proceeds from maturities of held-to-maturity securities	1,874	—
Proceeds from insurance policy	—	261
Net cash used in investing activities	(78,273)	(16,508)
Cash flows from financing activities:
Proceeds from revolving credit facility	6,000	36,000
Payments on revolving credit facility	(56,000)	(59,000)
Payment of term loans and finance leases	(2,010)	(1,870)
Preferred share repurchase	—	(11,503)
Payments of preferred stock cash dividend	—	(1,097)
Proceeds from stock option exercises	659	—
Payment of payroll taxes on stock-based compensation through shares withheld	(4,675)	(2,191)
Net cash used in financing activities	(56,026)	(39,661)
Change in cash, cash equivalents and restricted cash	(94,073)	(37,808)
Cash and cash equivalents, beginning of period	161,900	151,547
Restricted cash, beginning of period	5,572	5,377
Cash, cash equivalents and restricted cash, beginning of period	167,472	156,924
Cash and cash equivalents, end of period	70,672	115,505
Restricted cash, end of period	2,727	3,611
Cash, cash equivalents and restricted cash, end of period	$73,399	$119,116

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	2,829	2,892	5,721	2,916	2,651	5,567
Year-over-year growth	(3.0)%	9.1%	2.8%	(12.5)%	34.8%	5.0%
Average full-time active students	14,205	9,552	23,757	13,041	8,038	21,079
Year-over-year growth	8.9%	18.8%	12.7%	13.0%	14.0%	13.4%
End of period full-time active students	13,874	8,495	22,369	12,686	7,442	20,128
Year-over-year growth	9.4%	14.1%	11.1%	6.5%	13.1%	8.9%

	Nine Months Ended June 30, 2025			Nine Months Ended June 30, 2024
	UTI	Concorde	Total	UTI	Concorde		Total
Total new student starts	9,173	8,511	17,684	8,070	7,323		15,393
Year-over-year growth	13.7%	16.2%	14.9%	5.1%	61.3	% (1)	26.0	% (1)
Average full-time active students	14,815	9,659	24,474	13,724	8,263		21,987
Year-over-year growth	7.9%	16.9%	11.3%	9.6%	9.6%		9.6%
End of period full-time active students	13,874	8,495	22,369	12,686	7,442		20,128
Year-over-year growth	9.4%	14.1%	11.1%	6.5%	13.1%		8.9%

(1)    Total company year-over-year comparisons are shown on an "as-reported basis." First quarter fiscal 2023 reflects UTI results for the full quarter and Concorde results beginning December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Financial Summary by Segment and Consolidated

	Three Months Ended June 30, 2025				Three Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$131,463	$72,835	$—	$204,298	$117,134	$60,324	$—	$177,458
Year-over-year growth	12.2%	20.7%	—%	15.1%	16.1%	15.0%	—%	15.8%
Educational services and facilities	61,089	44,515	—	105,604	57,525	37,752	—	95,277
Selling, general and administrative	50,504	22,391	11,647	84,542	45,473	18,856	10,406	74,735
Total operating expenses	111,593	66,906	11,647	190,146	102,998	56,608	10,406	170,012
Year-over-year growth	8.3%	18.2%	11.9%	11.8%	7.6%	12.1%	63.3%	11.4%
Net income (loss)	18,583	5,890	(13,810)	10,663	12,673	3,778	(11,466)	4,985
Year-over-year growth	46.6%	55.9%	(20.4)%	113.9%	237.8%	86.3%	(82.3)%	1079.4%

	Nine Months Ended June 30, 2025				Nine Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde(1)	Corporate	Consolidated(1)
Revenue	$397,169	$216,005	$—	$613,174	$355,831	$180,498	$—	$536,329
Year-over-year growth	11.6%	19.7%	—%	14.3%	13.3%	46.6%	—%	22.7%
Educational services and facilities	181,677	126,556	—	308,233	174,993	110,181	—	285,174
Selling, general and administrative	148,730	63,443	34,285	246,458	133,526	56,227	28,533	218,286
Total operating expenses	330,407	189,999	34,285	554,691	308,519	166,408	28,533	503,460
Year-over-year growth	7.1%	14.2%	20.2%	10.2%	8.0%	43.8%	15.9%	18.2%
Net income (loss)	63,090	25,892	(44,720)	44,262	42,886	14,271	(33,996)	23,161
Year-over-year growth	47.1%	81.4%	(31.5)%	91.1%	69.7%	89.5%	(25.0)%	312.2%

(1)    Total company year-over-year comparisons are shown on an "as-reported basis." The nine months ended fiscal 2023 included UTI results for the full period and Concorde results beginning December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$53,338	$34,773	$6,337	$94,448
Bonus expense	2,978	1,181	1,510	5,669
Stock-based compensation expense	530	208	1,920	2,658
Total compensation and related costs	$56,846	$36,162	$9,767	$102,775

Advertising expense	$15,010	$7,534	$151	$22,695
Occupancy expense, net of subleases	8,568	6,175	173	14,916
Depreciation and amortization	6,068	1,939	308	8,315
Professional and contract services expense	3,087	1,251	3,819	8,157

	Three Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$50,149	$30,426	$4,045	$84,620
Bonus expense	4,115	1,100	2,467	7,682
Stock-based compensation expense	518	56	1,289	1,863
Total compensation and related costs	$54,782	$31,582	$7,801	$94,165

Advertising expense	$13,169	$6,067	$186	$19,422
Occupancy expense, net of subleases	7,686	5,733	206	13,625
Depreciation and amortization	5,743	1,367	266	7,376
Professional and contract services expense	2,458	2,351	3,054	7,863

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Nine Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$157,762	$100,044	$17,378	$275,184
Bonus expense	10,587	3,377	5,277	19,241
Stock-based compensation expense	1,479	476	4,447	6,402
Total compensation and related costs	$169,828	$103,897	$27,102	$300,827

Advertising expense	$44,536	$22,791	$551	$67,878
Occupancy expense, net of subleases	24,231	17,391	512	42,134
Depreciation and amortization	18,010	5,498	943	24,451
Professional and contract services expense	8,904	3,916	11,672	24,492

	Nine Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$146,278	$89,559	$11,469	$247,306
Bonus expense	11,032	2,786	4,617	18,435
Stock-based compensation expense	1,301	133	4,265	5,699
Total compensation and related costs	$158,611	$92,478	$20,351	$271,440

Advertising expense	$40,422	$19,199	$397	$60,018
Occupancy expense, net of subleases	23,028	17,157	528	40,713
Depreciation and amortization	16,921	3,738	903	21,562
Professional and contract services expense	7,816	6,979	8,575	23,370

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$18,583	$5,890	$(13,810)	$10,663
Interest income	(3)	(23)	(1,419)	(1,445)
Interest expense	1,291	62	41	1,394
Income tax expense	—	—	3,689	3,689
Depreciation and amortization	6,068	1,939	308	8,315
EBITDA	25,939	7,868	(11,191)	22,616
Stock-based compensation expense	530	208	1,920	2,658
Adjusted EBITDA, non-GAAP	$26,469	$8,076	$(9,271)	$25,274

	Three Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$12,673	$3,778	$(11,466)	$4,985
Interest income	(4)	(138)	(1,298)	(1,440)
Interest expense	1,473	76	600	2,149
Income tax expense	—	—	1,772	1,772
Depreciation and amortization	5,743	1,367	266	7,376
EBITDA	19,885	5,083	(10,126)	14,842
Stock-based compensation expense	518	56	1,289	1,863
Integration-related costs for completed acquisitions	237	726	690	1,653
Restructuring costs	53	—	—	53
Adjusted EBITDA, non-GAAP	$20,693	$5,865	$(8,147)	$18,411

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Nine Months Ended June 30, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$63,090	$25,892	$(44,720)	$44,262
Interest income	(15)	(83)	(4,735)	(4,833)
Interest expense	3,697	197	830	4,724
Income tax expense	—	—	14,453	14,453
Depreciation and amortization	18,010	5,499	943	24,452
EBITDA	84,782	31,505	(33,229)	83,058
Stock-based compensation expense	1,479	476	4,447	6,402
Acquisition related costs	—	—	873	873
Integration-related costs for completed acquisitions(1)	—	—	(700)	(700)
Restructuring costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$86,304	$31,981	$(28,609)	$89,676

(1)    During the nine months ended June 30, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

	Nine Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$42,886	$14,271	$(33,996)	$23,161
Interest income	(14)	(420)	(4,408)	(4,842)
Interest expense	4,460	239	2,505	7,204
Income tax expense	—	—	7,699	7,699
Depreciation and amortization	16,921	3,738	903	21,562
EBITDA	64,253	17,828	(27,297)	54,784
Stock-based compensation expense	1,300	133	4,265	5,698
Integration-related costs for completed acquisitions	964	2,072	1,888	4,924
Restructuring costs	141	—	—	141
Adjusted EBITDA, non-GAAP	$66,658	$20,033	$(21,144)	$65,547

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Nine Months Ended June 30,
	2025	2024
Net cash provided by operating activities, as reported	$40,226	$18,361
Purchase of property and equipment	(25,499)	(16,769)
Free cash flow, non-GAAP	14,727	1,592
Adjustments:
Cash outflow for acquisition-related costs	873	—
Cash (inflow) outflow for integration-related costs for completed acquisitions(1)	(700)	5,204
Cash outflow for integration-related property and equipment	—	3,535
Cash outflow for restructuring costs and property and equipment	59	540
Adjusted free cash flow, non-GAAP	$14,959	$10,871

(1)    During the nine months ended June 30, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.